CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Goldman Sachs Private Markets Fund 2018 (A) LLC of our report dated December 19, 2018, relating to the financial statement of Goldman Sachs Private Markets Fund 2018 (A) LLC, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 21, 2018